UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	June 8, 2005

              Hudson Highland Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

622 Third Avenue, New York, New York  10017
(Address of principal executive offices, including zip code)

      (212) 351-7300
(Registrant’s telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        On June 8, 2005, Hudson Highland Group, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Amended and Restated Loan and Security Agreement, dated as of June 25, 2003 (“Loan Agreement”), among other things, to increase permanently the maximum borrowing level allowed under the Loan Agreement from $50 million to $75 million and extend the maturity date of the Loan Agreement from March 31, 2007 to March 31, 2009.

        The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being filed herewith:

(4.1)	Amendment No. 8 to Amended and Restated Loan and Security Agreement, dated as of June 8, 2005, by and among Hudson Highland Group, Inc., the Borrowers (as defined therein), Wells Fargo Foothill, Inc. and the Lenders (as defined therein).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

Date: June 8, 2005	By: /s/ Richard W. Pehlke
Richard W. Pehlke
Executive Vice President and Chief Financial Officer

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(4.1)	Amendment No. 8 to Amended and Restated Loan and Security Agreement, dated as of June 8, 2005, by and among Hudson Highland Group, Inc., the Borrowers (as defined therein), Wells Fargo Foothill, Inc. and the Lenders (as defined therein).